Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan, as Amended and Restated of NantHealth, Inc. of our report dated March 16, 2018, with respect to the consolidated financial statements of NantHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

June 15, 2018